Exhibit 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE

Investor Contact:	Brad Cohen Integrated Corporate Relations, Inc. 330/463-6865 http://www.joann.com

JO-ANN STORES ANNOUNCES THIRD QUARTER SALES RESULTS

- Fiscal 2007 third quarter earnings conference call scheduled for November 20, 2006 -

HUDSON, OH — November 2, 2006 — Jo-Ann Stores, Inc. (NYSE: JAS) reported today that October net sales were $167.9 million versus $174.6 million in the same period last year. October same-store sales decreased 6.4% versus an increase of 3.4% in same-store sales last year.

For the third quarter ended October 28, 2006, net sales were $461.9 million versus $474.2 million in the prior year. Same-store sales for the third quarter decreased 5.4% versus a 0.7% same-store sales increase for the third quarter last year.

Year-to-date net sales were $1.25 billion versus $1.28 billion for the same period in the prior year. Year-to-date same-store sales decreased 5.8% versus a same-store sales increase of 0.3% in the same period a year ago.

Third Quarter Conference Call

On November 20, 2006, the Company will announce earnings for its third quarter of fiscal 2007. In conjunction with the third quarter earnings release, investors are invited to listen to the earnings conference call to be broadcast live over the Internet at 4:30 PM Eastern Time. The earnings release will provide instructions on how to access the call.

Jo-Ann Stores, Inc. (http://www.joann.com), the leading national fabric and craft retailer with locations in 47 states, operates 643 Jo-Ann Fabrics and Crafts traditional stores and 172 Jo-Ann superstores.